Exhibit 10.19
Form 10-SB
Energytec, Inc.

              incorporated under the laws of the State of Nevada

                               energytec.com, Inc.
                                Convertible Note

Number                                                                     Notes
                                Authorized Notes
                                $5,000 Par Value

       This Certifies that                                is the
      registered holder of                       energytec.com, inc. Notes

Each note entitles the Registered Holder to convert, subject to the terms and conditions set forth in this Certificate, into fully paid and non-assessable shares of common stock, 0.001 par value, at a price of Fifty Cents ($0.50) per share, of the unpaid balance of the note, at the discretion of the Registered Holder, upon presentation and surrender of this Convertible Note duly executed at the corporate office of energytec.com, inc. Each Note will be for a term of four years from date of issue, bearing Twelve Percent (12%) interest per annum, payable to the Registered Holder monthly at the rate of Fifty Dollars ($50.00). Principal on the note will be amortized over Forty Two (42) months, at the rate of One Hundred Nineteen Dollars ($119.00) per month, beginning at the end of six
(6) months following the date of issuance of the note, with a final payment of One Hundred Twenty One Dollars ($121.00). The option of converting all or part of this note into energytec.com, Inc. common stock will expire Forty (40) months from the date of issuance of the Notes. These Notes may not be redeemed by the Registered Holder prior to the maturity date. The Company may redeem the notes at face value plus any accrued interest due at any time after Twelve (12) months from the date of issuance. In the event of a reverse or forward stock split, the conversion price of Fifty ($0.50) cents per share will be revised accordingly.

                                     DATED:

-----------------------------                         ------------------------
Frank W. Cole                                         Eric Brewster
President                                             Secretary








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